UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 27, 2004

Date of Report (date of earliest event reported)

NEW CENTURY RESOURCES CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada 0-29243 98-0361773

(State or other jurisdiction of ( Commission file Number) (I.R.S. Employer

Incorporation or organization) Identification Number)

5 Vassili Michaelide, Lakatania, Nicosia, Cyprus 2314

(Address of principal executive offices)

011-357-22-816226

(Registrant's telephone number, including area code)

23 THEMISTOCLIS DERVIS ST., 3RD FLOOR

NICOSIA, CYPRUS

________________________________________________________________________

Item 4-Changes in Registrant's Certifying Accountant

Effective August 2, 2004, Randy Simpson CPA, P.C. resigned as the independent certifying accountant for the Registrant indicating as the sole reason therefore that he was no longer qualified to practice before the Securities and Exchange Commission. The registrant is not aware of or otherwise been informed by Mr. Simpson as to any differences or disagreements as to accounting principles, financial statement disclosure, auditing scope or procedure; nor has Mr. Simpson in connection with him performing auditing services for the registrant ever issued a an adverse opinion, disclaimer of opinion, or was modified as to uncertainty, scope of audit or scope of procedures. A copy of this form 8-K has been provided to Mr. Simpson along with a request he respond to the same within two days of receipt hereof indicating differences, if any, he may have for the reasons for his resignation.

On August 3, 2004, The registrant appointed Madsen & Associates CPA'S Inc. of 684 East Vine Street #3, Murray, UT 84107 as the registrants certifying independent accountants. The appointment was made pursuant to a resolution adopted by the Registrant's Board of Directors. A copy of this Form 8-K has been provided to Madsen & Associates for purpose of reviewing the same and offering any written response thereto he may desire regarding new information as set forth in Item 304 of Regulation SB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY RESOURCES CORPORATION

Date: August 11, 2004

By: /s/ George Christodoulou

___________________________

George Christodoulou

President and Director